Exhibit 99.1

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Walmart Announces Senior Management Changes and Promotions Sam’s Club CEO Cornell shares plans to leave and is replaced by current Walmart U.S. east business unit President Brewer; new corporate CAO, CIO and Walmart U.S. COO named

BENTONVILLE, Ark, Jan. 20, 2012 – As it approaches its new fiscal year, Wal-Mart Stores, Inc. (NYSE: WMT) today announced a number of changes across the business, drawing on a deep bench of internal talent.

“We are very intentional about developing talent to meet the needs of our rapidly growing business worldwide,” said Walmart President and CEO Mike Duke. “The promotions we are announcing today are clear evidence that our succession and management development programs work, and that we have highly talented, well-rounded and experienced business leaders ready to step into larger roles when the opportunities arise.”

Current Sam’s Club President and CEO Brian Cornell, 52, recently informed the company that he and his wife would like to move back to the Northeast for family reasons.

With his departure, Rosalind G. Brewer, 49, is promoted to president and CEO of Sam’s Club, reporting to Duke, effective Feb. 1. Brewer was most recently president of the Walmart U.S. east business unit, where she was responsible for more than $100 billion in annual revenue, representing almost 1,600 stores and more than 500,000 associates. Brewer was also the first chairperson of the Walmart President’s Council of Global Women Leaders.

“Roz came to us with an outstanding background in consumer packaged goods more than five years ago,” said Duke. “During that time I have seen her develop into a talented merchant and retailer. She has strong strategic, analytical and operational skills and has successfully managed a large and complex business. I’ve also been struck by Roz’s servant leadership when I have visited stores with her. She always lets her team do the talking, with her focus being on how to better support their needs.”

Prior to Walmart, Brewer worked for Kimberly-Clark, progressing through various positions and eventually becoming president of a key business sector in 2004. She is a director of the Lockheed Martin Corporation (NYSE:LMT) and currently serves as Chair of the Board of Trustees at her alma mater Spelman College. She was also selected one of the Most Powerful Women in Business by Fortune Magazine in 2010 and 2011.

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In speaking about Cornell, Duke said “Brian has done a terrific job at Sam’s Club. He is a strong, high-energy leader who has delivered great results and leaves behind a business with outstanding momentum. In addition to building a talented, high-functioning team to run that business, he has also developed other leaders who now hold senior positions around the globe.”

“Being part of the Sam’s Club family has been a wonderful personal and professional experience, one that I will always value,” said Cornell, who is leaving at a time of strength for that business. “I have felt at home here and have a strong connection to the associates, the company and its values and mission. However, after 30 years of asking my family to follow me all around the globe, it is time to put them first. My wife and I want to put down roots in the Northeast and live in the same ZIP code as our children – not just occasionally seeing them in hotels and restaurants.”

Rollin Ford, 49, is promoted to chief administrative officer (CAO) for the company, effective Feb. 1. Specific areas of responsibility include the information systems division, global sourcing, global business processes, global shared services and global customer insights. Ford was most recently the company’s chief information officer, and will continue reporting to Duke.

Ford will play an important role in helping the company meet its commitment to reduce SG&A expenses as a percentage of sales by more than 100 basis points over the next five years. Ford’s efforts will include a focus on leveraging scale, reducing expenses and increasing productivity around the world.

“We work hard to keep our costs low so that we can pass these savings on to our customers,” said Duke, “and now we are sharpening our focus even more. Rollin has played a key role in driving process improvement and leveraging technology in the past and will now have broad responsibility for some of the key areas that give us the greatest opportunity. His new position enables us to capitalize on his experience in our information systems, logistics and supply chain divisions, as well as his strength in teambuilding and ability to lead across multiple organizations.”

Ford joined Walmart in 1983 as an hourly associate in our logistics network and has held many positions over the years. He has helped lead the company through periods of enormous growth, including the expansion of the company’s transportation and logistics network.

Gisel Ruiz, 41, is promoted to executive vice president and chief operating officer for Walmart U.S., effective Feb. 1. In this position, she will be responsible for the company’s U.S. operations, which cover more than 3,800 stores and include Supercenters, discount stores, Neighborhood Markets and Walmart Express formats. Gisel will continue reporting to Walmart U.S. President and CEO Bill Simon and all three regional business unit presidents will report to her.

Ruiz was most recently executive vice president of People for Walmart U.S. where she was responsible for the human resources and store innovation organizations supporting more than 1.2 million associates. She helped transform the company’s approach to talent management and leveraged technology to drive process changes that increased efficiencies and improved the customer and associate experience.

“I’m incredibly excited to see Gisel’s impact on the stores,” said Simon. “She started in our stores, ran stores and, more importantly, understands the perspective of our associates like no one else on our leadership team. That’s invaluable. For nearly 20 years, Gisel has proven herself to be a strong and capable operator, manager, teacher, retail executive and role model for our culture.”

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Ruiz began her career at Walmart U.S. as a store management trainee in 1992 and has held a variety of leadership positions in store operations, labor relations and human resources. In 2006, she became vice president, regional general manager in the field operations division, and was responsible for 150 Walmart stores in western Texas and New Mexico. In February 2011, Latina Style honored Ruiz as its 2010 Latina Executive of the Year.

Karenann Terrell, 50, is promoted to chief information officer for the company, effective Feb. 1. In this position she will be responsible for the company’s global technology systems including stores and clubs, supply chain, merchandising and enterprise platforms. Terrell was most recently Walmart’s assistant chief information officer and will continue reporting to Ford.

“Karenann has brought a wealth of experience to the organization, along with a technology foundation that will continue to serve Walmart well,” said Ford. “She has embraced our mission and our values and has a passion for supporting our customers around the world. I’m confident that, in her new role, she will take Walmart’s information systems division to a whole new level.”

Prior to joining Walmart, Terrell was chief information officer of health care leader Baxter International, Inc., supporting its businesses worldwide from 2006 to 2010. She previously served as chief information officer of the Chrysler Group and Mercedes-Benz North America. Terrell began her career at General Motors in 1986, where she spent 16 years with responsibility for brand development, manufacturing and engineering at Cadillac.

About Walmart Wal-Mart Stores, Inc. (NYSE: WMT) serves customers and members more than 200 million times per week at over 10,000 retail units under 69 different banners in 28 countries. With fiscal year 2011 sales of $419 billion, Walmart employs 2.2 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy and employment opportunity. Additional information about Walmart can be found by visiting http://walmartstores.com and on Twitter at http://twitter.com/walmart. Online merchandise sales are available at http://www.walmart.com and http://www.samsclub.com.

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